PRESS RELEASE


                              FOR IMMEDIATE RELEASE
                              ---------------------

Contacts:
Robert J. Brittain, President and CEO
Tel:(518) 842-7200
Fax:(518) 842-7500
Harold A. Baylor, Jr.,  Vice Pres., CFO, and Treas.
Tel:(518) 842-7200
Fax:(518) 842-1688


       Ambanc Holding Co., Inc. Announces Regular Quarterly Cash Dividend
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Amsterdam,  N.Y.,  November 19, 1997 - Ambanc Holding Co., Inc.  (NASDAQ - AHCI)
today announced a regular quarterly cash dividend of 5 cents a share. The dividend will be paid on December 15, 1997, to stockholders of record as of December 1, 1997.

The company recently announced earnings for the nine-months ended September 30, 1997 of $2 million, or $0.49 a share, compared to $768,000, or $0.16 a share, in 1996.

Ambanc Holding Co., Inc. is a unitary savings and loan holding company. The company's primary subsidiary, Amsterdam Savings Bank, F.S.B., operates twelve
(12) full-service banking offices in Montgomery (4), Saratoga (4), Fulton (1), Schenectady (1), and Albany (2) Counties in the Capital Region of upstate New York.





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